Exhibit 10.2

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made and entered into as of                       2022, by and between NextPlay Technologies, Inc. (fka Monaker Group, Inc.), a Nevada corporation (the “Company”) and David Ng (the “Seller Owner”).

WHEREAS, the Company, Seller Owner and Go Game Pte Ltd, a Singapore private limited company (the “Seller”) are concurrently with this Agreement entering into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company is acquiring certain assets of the Seller. The Company and the Seller Owner are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in the Purchase Agreement. Included in the Purchased Assets is the “Go Play Platform” which is a unified platform that integrates free-to-play games, an eCommerce store for games, and video content about games, and offers tournaments, competition and real world rewards for users, among other features (the “Go Play Business”).

WHEREAS, in executing the Purchase Agreement and agreeing to pay the Purchase Price for the Purchased Assets, the Company considered the Company’s substantial goodwill to be a valuable asset during the Restricted Period (as defined below) and an essential inducement to the execution of the Purchase Agreement and the consummation of the transactions contemplated thereby, and the Company would not have entered into the Purchase Agreement without commitments by the Seller Owner to the terms of this Agreement, and entry into this Agreement is in fact a condition precedent to the effectiveness of the Purchase Agreement;

WHEREAS, the Seller Owner acknowledges and agrees that he could substantially dilute the value of the goodwill that the Company is acquiring in this transaction by competing with the Go Play Business (as defined below) in breach of the terms of this Agreement during the Restricted Period;

WHEREAS, the Company and Seller Owner desire to enter into this Agreement in order to (i) provide for certain obligations on the part of the Seller Owner to refrain from competing with the Company as described below, and soliciting the Company’s employees at the time of the Closing and for a period of time thereafter as provided herein and (ii) protect the Company’s legitimate business interests and goodwill;

WHEREAS, (i) upon the consummation of the Closing, the Seller Owner, as beneficial owners and control persons of the Seller, will receive an immediate and direct benefit, including receipt of a portion of the Purchase Price paid in the Closing and (iii) the Seller Owner has detailed knowledge of the Go Play Business acquired by the Company, including intellectual property and other confidential and proprietary information and has gained substantial knowledge and expertise in connection with the Go Play Business;

WHEREAS, as a condition and inducement to the willingness of the Company and Seller Owner to consummate the Closing and the other transactions contemplated by the Purchase Agreement, the Seller Owner is willing to enter into this Agreement; and

WHEREAS, the Seller Owner acknowledges and agrees that the Seller Owner will materially benefit from and receive significant consideration as a result of the transactions contemplated by the Purchase Agreement and that this Agreement and its covenants are supported by good and sufficient consideration.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Restrictive Covenants.

(a) Non-Competition.

(i) The Seller Owner hereby undertakes and agrees that beginning on the Effective Date and terminating on the fifth (5th) anniversary thereof (such period the “Restricted Period”), without prejudice to any other duty implied by applicable Law or equity, the Seller Owner and his Affiliates shall not, other than providing services to the Company pursuant to the Revenue Share Agreement, directly or indirectly through their Affiliates or otherwise, without the prior consent of the Company, own, control, manage, operate, engage in, advise, consult with, or otherwise assist with any business or activity which is similar to or competitive with the Go Play Business or any material element thereof (a “Competing Business”).

(ii) Without limiting the generality of Section 1(a)(i), for the purposes of this Section 1(a), a Person (and such Person’s Affiliates) shall be deemed to own, control, manage operate, engage in, advise, consult with, or otherwise assist with a Competing Business if:

(A) such Person or such Person’s Affiliate carries on the Competing Business as principal or agent;

(B) such Person or such Person’s Affiliate is a partner, director, employee, secondee, consultant or agent in, of or to the Competing Business; or

(C) such Person or such Person’s Affiliate has any financial interest (as an equityholder or otherwise) in a Competing Business except where such financial interest constitutes two percent (2%) or less of the stock or securities of such Competing Business which such Competing Business is listed on a nationally recognized stock exchange and is in the nature of an investment without the power to control and/or direct the affairs of such Competing Business.

(iii) For purposes of this Agreement, “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person. The term “control” (including, with correlative meanings, the terms “under common control with” and “controlled by”), solely as used in the definition of “Affiliate,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through equity ownership, as trustee, personal representative or executor by contract or otherwise.

(b) Non-Solicitation. The Seller Owner agrees that, for the Restricted Period, Seller Owner shall not, and shall cause his Affiliates not to, directly or indirectly:

(i) (A) solicit, persuade, direct, induce or encourage or attempt to solicit, persuade, direct, induce or encourage any Person that is a customer, client, supplier, licensee, vendor or other business relation or a potential customer, client, supplier, licensee, vendor or other business relation of the Go Play Business, (x) not to hire or engage the Company, (y) to cease or reduce its business with the Company, and/or (z) to hire or engage another Person in connection with a Competing Business (including but not limited to, in either the case of clauses (x), (y) or (z) by making any negative or disparaging statements or communications about the Company or any of its Representatives or the Go Play Business) or (B) divert or take away the business or patronage, with respect to products or services of the kind or type that are, or are proposed to be, developed, produced, marketed, furnished or sold by the Company’s Go Play Business; or

(ii) (A) solicit for employment or solicit for hire (or solicit for engagement as an independent contractor) any Company Service Provider, (B) employ or hire (or engage as an independent contractor) any Company Service Provider (as defined herein) or (C) take any other action to induce or encourage, or having the direct and intended effect of inducing or encouraging, any Company Service Provider to terminate his or her employment or engagement with the Company; provided that this Section 1(b)(ii) shall not prohibit such Seller Owner, or such Seller Owner’ Affiliates, from (x) soliciting Company Service Providers by way of a newspaper, public advertisement or employment recruitment agency so long as (A) such newspaper, public advertisement or employment recruitment agency is not specifically targeting any Company Service Provider, and (B) no Company Service Provider is hired as a result thereof, (y) soliciting and hiring any Company Service Provider whose employment or engagement with the Company or any subsidiary of the Company is terminated at least twelve (12) months prior to the commencement of such solicitation. “Company Service Provider” means any individual who was a director, officer, employee, manager or consultant of the Company or a subsidiary of the Company at any time during the one (1) year period immediately preceding the Effective Date through the Restricted Period.

(c) Nondisparagement. Without limiting any other obligation of the Parties under this Agreement, during the Restricted Period, the Seller Owner covenants and agrees that, except as may be required by applicable Law or any order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or any Governmental Entity, the Seller Owner shall not make any statement, written or verbal, in any forum or media, or take any other action, in disparagement of any of the Company or any Person known by Seller Owner to be one of its Affiliates or their directors, managers, officers, employees, equityholders, independent contractors, agents, customers, members or representatives or otherwise related to the Go Play Platform. Notwithstanding the foregoing, nothing in this Section 1(c) is intended to or should be construed to prevent the Seller Owner from having private communications with Seller Owner’s spouse, immediate family members, attorney or other professional advisors who are bound by an agreement or duty to maintain confidentiality of such communications, or otherwise reporting in good faith possible violations of law or regulations to any governmental agency or governmental entity or making disclosures that are protected under whistleblower or other provisions of Law.

(d) Use of Name. From and after the Closing, the Seller Owner shall not, and shall cause the Seller Owner’ Affiliates not to, use the name “GoPlay” (or any name bearing a resemblance to such names) in any business or commercial venture, regardless of whether such business or commercial venture is competitive with the Company or the Business; except that, the Seller Owner may use the name such names in connection with the Company’s Business, with the consent of the Company.

(e) Certain Acknowledgements. The Seller Owner understands and acknowledges that the Company shall be entitled to protect and preserve the going concern value of the Go Play Business and the Company to the extent permitted by Law and that the Company would not have entered into the Purchase Agreement or this Agreement absent the provisions of this Section 1. Seller Owner acknowledges and agree that: (i) Seller Owner has sought and received independent legal counsel specifically in relation to this Section 1, and (ii) the covenants and provisions in this Section 1 are reasonable in duration, geographic area and scope, and are separate and divisible. It is the intention of the Parties that if any of the restrictions or covenants contained in this Section 1 is held to be for a length of time, geographical area or scope which is not permitted by applicable Law or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, the courts of the State of Florida shall construe and interpret or reform Section 1 to provide for a covenant having the maximum enforceable time period, geographical area, scope and other provisions, in each case not greater than those contained in Section 1 as shall be valid and enforceable under such applicable Law, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(f) The Seller Owner acknowledges that the provisions of this Section 1 are in consideration of the substantial direct and indirect benefits to be derived by the Seller Owner in connection with the transactions contemplated by the Purchase Agreement (including the Purchase Price Consideration payable thereunder) and for other good and valuable consideration as set forth in this Agreement and the Purchase Agreement. In addition, the Seller Owner acknowledges (i) that the Go Play Business has been prior to the Closing and will continue to be conducted throughout Asia and throughout the world, (ii) notwithstanding the state of organization or principal office of the Company or its facilities, or any of their executives or employees, it is expected that the Company will have business activities and have valuable business relationships within its industry throughout Asia and throughout the world. The Seller Owner agrees and acknowledges that (x) the restrictions contained in this Section 1 do not preclude the Seller Owner from earning a livelihood, nor do they unreasonably impose limitations on the Seller Owner’ ability to earn a living, and (y) the potential harm to the Company of the non-enforcement of any provision of this Section 1 outweighs any potential harm to the Seller Owner of its enforcement by injunction or otherwise.

(g) Extension for Violations. In the event of a breach or violation by the Seller Owner of this Section 1, the Restricted Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured.

2. Miscellaneous.

(a) Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given (i) when received if given in person or by courier or a courier service, or (ii) on the date of transmission if sent by email (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and, if not so sent on such a day and at such a time, on the following Business Day to the address of such Party set forth opposite its name on the signature page hereto, or to such other individual or address as a Party may designate for itself by notice given to the other Parties as herein provided.

(b) Equitable Relief. The Seller Owner acknowledges that, in the event of any breach or threatened breach of this Agreement by the Seller Owner, the Company would be immediately and irreparably harmed by such breach and may not be made whole by monetary damages, and accordingly agrees that, with respect to any such breach or threatened breach: (i) such breaching Party shall waive, in any action for equitable relief (including specific performance, injunctive relief and any other equitable remedy), the defense of adequate remedy at law, and (ii) the non-breaching Party shall be entitled to, in addition and supplementary to other rights and remedies existing in its favor, equitable relief (including the compelling of specific performance of this Agreement, injunctive relief and any other equitable remedy) from any court of competent jurisdiction, with no obligation to prove actual damages or post any bond or other security in connection therewith.

(c) Entire Agreement. This Agreement (together with the Purchase Agreement and the other Ancillary Agreements) set forth the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and thereby and supersede and replace any and all prior agreements, arrangements and understandings, written or oral, between the Parties relating to the subject matter hereof and thereof.

(d) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. This Agreement is personal to the Seller Owner, and none of the Seller Owner’ rights and duties hereunder shall be assignable or delegable by the Seller Owner. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) without the prior written consent of Company; provided, that this Agreement, and all rights, interests and obligations hereunder, may be assigned, in whole or in part, without consent, by the Company to any of its Affiliates, to any Persons providing financing to the Company or any of its Subsidiaries pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such financing), or to any Person that acquires all or a portion of the capital stock or other equity interests or the assets or business of the Company and its Subsidiaries in any form of transaction; provided, however, that no such assignment shall release Buyer of its obligations under this Agreement. Any purported assignment of rights or delegation of performance obligations in violation of this Section 2(d) is void.

(e) Amendment. This Agreement may be amended, modified or supplemented only in a writing signed by the Buyer, the Company and the Seller Owner.

(f) Waivers. The failure of the Company at any time or times to require performance of any provision hereof shall in no manner affect either’s right at a later time to enforce the same. No Party may waive any other Party’s rights under this Agreement. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing and specifically referencing the condition or breach of the term, covenant, representation or warranty to be waived, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(g) No Strict Construction; Captions; Interpretation. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Company and the Seller Owner confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, the terms and provisions of the execution version of this Agreement shall control and prior drafts of this Agreement shall not be considered or analyzed for any purpose (including in support of parol evidence proffered by any Person in connection with this Agreement). The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption had been used in this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate. Each of the Parties acknowledges and agrees that this Agreement does not, and is not intended to, create a partnership, joint venture or any similar relationship between such Parties or any of their respective Affiliates and further acknowledges and agrees that this Agreement does not create any type of fiduciary relationship, obligation or duty between them or any of their respective Affiliates.

(h) Counterparts. This Agreement may be executed and delivered (including by email transmission of a portable document format (PDF) files) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of Florida without reference to its choice of law rules.

(j) Jurisdiction. Each Party hereby irrevocably consents and agrees that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Florida or the federal courts located in Sunrise, Florida.

(k) Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SELLER ANCILLARY AGREEMENTS OR THE PURCHASER ANCILLARY AGREEMENTS OR ANY OTHER TRANSACTION AGREEMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(l) Attorney’s Fees. If any legal action or proceeding is initiated, the prevailing party shall be entitled to all attorney fees, court costs, arbitration costs and expenses in addition to any other relief to which such prevailing party may be entitled.

(m) Effectiveness; Termination. This Agreement shall be effective upon execution hereof by the Parties. In the event of any termination of the Purchase Agreement in accordance with its terms without the consummation of the transactions contemplated thereby, this Agreement shall automatically terminate and be of no further force or effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Restrictive Covenant Agreement to be executed as of the date first written above.

COMPANY:

NextPlay Technologies, Inc. (fka Monaker Group, Inc.). a Nevada corporation

By:
Name:
Its:

SELLER OWNER:

David Ng

[Signature Page to Restrictive Covenant Agreement]